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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Registration Statement of Communication Intelligence Corporation on Form S-1 of our report dated February 20, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the entity's ability to continue as a going concern described in Note 1 to the consolidated financial statements), on the consolidated financial statements and schedule of Communication Intelligence Corporation and its Subsidiaries contained in the Registration Statement and Prospectus.

        We also consent to the reference to us under the heading"Experts" in such Prospectus.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
San Francisco, California
December 21, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM